Exhibit (a)(4)

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

of

FLAT ROCK OPPORTUNITY FUND

a Delaware Statutory Trust

TABLE OF CONTENTS

ARTICLE I. Name and Definitions		1

Section 1.	Name	1
Section 2.	Registered Agent and Registered Office; Principal Place of Business	1
	(a) Registered Agent and Registered Office	1
	(b) Principal Place of Business	1
Section 3.	Definitions	1
	(a) “1940 Act”	1
	(b) “Affiliated Person”	2
	(c) “Assignment”	2
	(d) “Board of Trustees”	2
	(e) “By-Laws”	2
	(f) “Certificate of Trust”	2
	(g) “Code”	2
	(h) “Commission”	2
	(i) “Declaration of Trust”	2
	(j) “Delaware Act”	2
	(k) “General Assets”	2
	(l) “General Liabilities”	2
	(m) “General Direct Action”	2
	(n) “Interested Person”	2
	(o) “Investment Adviser” or “Adviser”	2
	(p) “Majority Shareholder Vote”	2
	(q) “National Financial Emergency”	2
	(r) “Person”	3
	(s) “Principal Underwriter”	3
	(t) “Series”	3
	(u) “Shareholder”	3
	(v) “Shares”	3
	(w) “Trust”	3
	(x) “Trust Property”	3
	(y) “Trustee” or “Trustees”	3

ARTICLE II. Purpose of Trust		3

ARTICLE III. Shares		5

Section 1.	Division of Beneficial Interest	5
Section 2.	Ownership of Shares	7
Section 3.	Investments in the Trust	7
Section 4.	Status of Shares and Limitation of Personal Liability	7
Section 5.	Power of Board of Trustees to Change Provisions Relating to Shares	7
Section 6.	Establishment and Designation of Series	7
	(a) Assets Held with Respect to a Particular Series	8
	(b) Liabilities Held with Respect to a Particular Series	8
	(c) Dividends, Distributions, Redemptions and Repurchases	8
	(d) Voting	9
	(e) Equality	9
	(f) Fractions	9
	(g) Exchange Privilege	9
	(h) Combination of Series	9
	(i) Elimination of Series	9
	(j) No Appraisal Rights	9
	(k) No Preemptive Rights	9

i

ii

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

FLAT ROCK OPPORTUNITY FUND

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of October 26, 2021, by the Trustees hereunder, and by the holders of Shares issued hereunder, if applicable, as hereinafter provided.

W I T N E S S E T H:

WHEREAS, this Trust is a Delaware statutory trust formed pursuant to a Certificate of Trust filed with the Secretary of the State of Delaware on February 12, 2018 and the entering into of a Declaration of Trust, dated as of February 12, 2018, which was amended and restated in its entirety on April 18, 2018 (which Amended and Restated Declaration of Trust is hereby amended and restated in its entirety);

WHEREAS this Trust has been formed to carry on the business of an investment company;

WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate Series, and to issue classes of Shares of any Series or divide Shares of any Series into two or more classes, all in accordance with the provisions hereinafter set forth; and

WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. §3801, et seq.), as from time to time amended, and including any successor statute of similar import and the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust and the Series created hereunder as hereinafter set forth.

ARTICLE I

Name and Definitions.

Section 1. Name. The name of the Trust continued hereby is “Flat Rock Opportunity Fund” and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine.

Section 2. Registered Agent and Registered Office; Principal Place of Business.

(a) Registered Agent and Registered Office. The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth on the Certificate of Trust.

(b) Principal Place of Business. The principal place of business of the Trust is 680 S Cache Street, Suite 100, P.O. Box 7403, Jackson, WY 83001 or such other location within or outside of the State of Delaware as the Board of Trustees may determine from time to time;

Section 3. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(b) “Affiliated Person” shall have the meaning given to it in Section 2(a)(3) of the 1940 Act when used with reference to a specified Person;

(c) “Assignment” shall have the meaning given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;

(d) “Board of Trustees” shall mean the governing body of the Trust, which is comprised of the Trustees of the Trust;

(e) “By-Laws” shall mean the By-Laws of the Trust, as amended from time to time in accordance with Article VI of the By-Laws, which, together with the Declaration of Trust, shall constitute the governing instrument of the Trust;

(f) “Certificate of Trust” shall mean the certificate of trust filed with the Office of the Secretary of State of the State of Delaware as required under the Delaware Act to form the Trust, as amended from time to time;

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder;

(h) “Commission” shall mean the Securities & Exchange Commission;

(i) “Declaration of Trust” shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time;

(j) “Delaware Act” refers to Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time;

(k) “General Assets” shall have the meaning given to it in Article III, Section 6(a) of this Declaration of Trust;

(l) “General Liabilities” shall have the meaning given to it in Article III, Section 6(b) of this Declaration of Trust;

(m) “General Direct Action” shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim (x) sounds in contract, tort, fraud or otherwise or (y) is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all shareholders of a Series or class (and not an individual harm only to the shareholder or shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their interests in such Series or class.

(n) “Interested Person” shall have the meaning given to it in Section 2(a)(19) of the 1940 Act;

(o) “Investment Adviser” or “Adviser” shall mean a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 6(a) hereof;

(p) “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” as given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;

(q) “National Financial Emergency” shall mean the whole or any part of any period set forth in Section 22(e) of the 1940 Act. The Board of Trustees may, in its discretion, declare that the suspension relating to a national financial emergency shall terminate, as the case may be, on the first business day on which the New York Stock Exchange shall have reopened or the period specified in Section 22(e) of the 1940 Act shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive);

(r) “Person” shall include a natural person, partnership, limited partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity;

(s) “Preferred Shares” are shares that may be issued from time to time in one or more classes or sub-classes with distinctive serial designations and (i) have such voting powers; (ii) may be subject to redemption or repurchase at such time or times and at such price or prices; (iii) be entitled to receive dividends (which shall be cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other non-preferred Shares; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, Shares of any other class or series or sub-class of the Trust, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Trustees (or a Committee thereof); and any of such matters may be made dependent upon facts ascertainable outside this Declaration of Trust, or outside the resolution or resolutions providing for the issue of such Preferred Shares;

(t) “Preferred Trustees” means the two Trustees, if any, elected exclusively by preferred shareholders;

(u) “Principal Underwriter” shall have the meaning given to it in Section 2(a)(29) of the 1940 Act;

(v) “Series” means a series of Shares of the Trust established in accordance with the provisions of Article III, Section 6 hereof;

(w) “Shareholder” shall mean a record owner of Shares;

(x) “Shares” shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;

(y) “Trust” shall refer to the Delaware statutory trust continued by this Declaration of Trust, as amended from time to time;

(z) “Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or one or more of any Series, including, without limitation, the rights referenced in Article VIII, Section 2 hereof; and

(aa) “Trustee” or “Trustees” shall refer to each signatory to this Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in their capacity as Trustees hereunder.

ARTICLE II

Purpose of Trust.

The purpose of the Trust is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act through one or more Series investing primarily in securities and, in addition to any authority given by law, to exercise all of the powers and to do any and all of the things conferred by the laws of the State of Delaware upon a Delaware statutory trust, including, without limitation, the following powers:

(a) to invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, and to change the investments of the assets of the Trust;

(b) to exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

(c) to sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

(d) to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(e) to exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(f) to hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise or to authorize the custodian or a sub-custodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

(g) to consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(h) to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i) to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(j) to enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k) to endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l) to purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Declaration of Trust, the By-Laws and by applicable law;

(m) to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n) to purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

(o) to buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;

(p) to borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated;

(q) to enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount; and

(r) to issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.

The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Trust nor the Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the Delaware Act and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

ARTICLE III

Shares.

Section 1. Division of Beneficial Interest.

(a) General. The beneficial interest in the Trust shall at all times be divided into Shares, all $0.001 par value. The number of Shares authorized hereunder is unlimited. The Board of Trustees may authorize the division of Shares into separate and distinct Series and the division of any Series into separate classes of Shares. The different Series and classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and classes shall be fixed and determined by the Board of Trustees without the requirement of Shareholder approval. If no separate Series or classes shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and classes shall be construed (as the context may require) to refer to the Trust. The fact that a Series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Series are initially of a single class) shall not limit the authority of the Board of Trustees to establish and designate separate classes of said Series. The fact that a Series shall have more than one established and designated class, shall not limit the authority of the Board of Trustees to establish and designate additional classes of said Series, or to establish and designate separate classes of the previously established and designated classes.

The Board of Trustees shall have the power to issue Shares of the Trust, or any Series or class thereof, from time to time for such consideration (but not less than the net asset value thereof) and in such form as may be fixed from time to time pursuant to the direction of the Board of Trustees.

The Board of Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust. Shares held in the treasury shall not, until reissued, confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares. The Board of Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or class into one or more Series or classes that may be established and designated from time to time. Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights in the manner provided in Article V hereof, and the Shareholders of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto as provided in Article IV, Section 3 hereof. No Share shall have any priority or preference over any other Share of the same Series or class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series or class made pursuant to Article VIII, Section 2 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular class of Series from the Trust Property held with respect to such Series according to the number of Shares of such class of such Series held of record by such Shareholders on the record date for any dividend or distribution. Shareholders shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series. Such division or combination may not materially change the proportionate beneficial interests of the Shares of that Series in the Trust Property held with respect to that Series or materially affect the rights of Shares of any other Series.

Any Trustee, officer or other agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

(b) Preferred Shares. Preferred Shares may be issued from time to time in one or more classes or sub-classes with distinctive serial designations and (i) have such voting powers; (ii) may be subject to redemption or repurchase at such time or times and at such price or prices; (iii) be entitled to receive dividends (which shall be cumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other non-preferred Shares; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, Shares of any other class or series or sub-class of the Trust, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Trustees (or a Committee thereof) in accordance with the Preferred Appendix. Any of such matters may be made dependent upon facts ascertainable outside this Declaration of Trust, or outside the resolution or resolutions providing for the issue of such Preferred Shares.

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class thereof that has been established and designated. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or class thereof and as to the number of Shares of each Series or class thereof held from time to time by each such Shareholder.

Section 3. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may, from time to time, authorize. Each investment shall be credited to the individual Shareholder’s account in the form of full and fractional Shares of the Trust, in such Series or class as the purchaser may select, at the net asset value per Share next determined for such Series or class after receipt of the investment; provided, however, that the Principal Underwriter may, pursuant to its agreement with the Trust, impose a sales charge upon investments in the Trust.

Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust and under applicable law. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to dissolve the Trust or any Series, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees or any Series, but entitles such representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder. All Shares when issued on the terms determined by the Board of Trustees shall be fully paid and nonassessable. As provided in the Delaware Act, Shareholders of the Trust shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation organized for profit under the General Corporation Law of the State of Delaware.

Section 5. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law.

The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Code as presently in effect or as amended, without the vote of any Shareholder.

Section 6. Establishment and Designation of Series. Unless the Board of Trustees shall specify another time, the establishment and designation of any Series or class of Shares shall be effective upon the adoption of a resolution by a majority of the then Board of Trustees, which sets forth such establishment and designation and the relative rights and preferences of such Series or class, whether directly in such resolution or by reference to, or approval of, another document or as otherwise provided in such resolution.

Each Series shall be separate and distinct from any other Series and records shall be maintained on the books of the Trust in a manner permitted by Section 3804 of the Delaware Act, and the assets and liabilities belonging to any such Series shall be held and accounted for in a manner permitted by Section 3804 of the Delaware Act separately from the assets and liabilities of the Trust or any other Series.

Shares of each Series or class established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

(a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Board of Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any liabilities, expenses, costs, charges and reserves of the Trust which are not readily identifiable as being held with respect to any particular Series (collectively “General Liabilities”) shall be allocated and charged by the Board of Trustees to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract that has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only, and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets held with respect to such Series. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.

(c) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any redemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the Trust generally except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d) Voting. All Shares of the Trust entitled to vote on a matter shall vote on the matter, separately by Series and, if applicable, by class, subject to: (1) where the 1940 Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series or classes, then all of the Trust’s Shares shall vote in the aggregate; and (2) if any matter affects only the interests of some but not all Series or classes, then only the Shareholders of such affected Series or classes shall be entitled to vote on the matter. Fractional Shares shall be entitled to a fractional vote.

(e) Equality. All Shares of each particular Series shall represent an equal proportionate undivided beneficial interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series (subject to the rights and preferences with respect to separate classes of such Series).

(f) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust or that Series.

(g) Exchange Privilege. The Board of Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.

(h) Combination of Series. The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

(i) Elimination of Series. At any time that there are no Shares outstanding of any particular Series or class previously established and designated, the Board of Trustees may by resolution of a majority of the then Board of Trustees abolish that Series or class and rescind the establishment and designation thereof.

(j) No Appraisal Rights. Shareholders shall have no right to demand payment for their Shares or to any other rights of dissenting Shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters’ rights by a stockholder of a corporation organized under the General Corporation Law of the State of Delaware, or otherwise.

(k) No Preemptive Rights. Unless the Trustees decide otherwise in their sole discretion, Shareholders shall have no preemptive or other similar rights to subscribe to any additional Shares or other securities issued by the Trust, whether of the same or of another Series or Class.

ARTICLE IV

The Board of Trustees.

Section 1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). The initial Trustees constituting the Board of Trustees shall be the signatories hereto. The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove any Trustee with or without cause. The Shareholders may elect Trustees, including filling any vacancies in the Board of Trustees, at any meeting of Shareholders called by the Board of Trustees for that purpose. A meeting of Shareholders for the purpose of electing one or more Trustees may be called by the Board of Trustees or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Shareholders. Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder.

However, if Preferred Shares are outstanding, two Trustees shall be elected exclusively by preferred shareholders (i.e. the Preferred Trustees), unless preferred shareholders waive this right. Additionally, if during any period in which certain conditions of Section 18(a)(2)(C) of the 1940 Act are not met (i.e. dividends on a class of Preferred Shares shall be unpaid in an amount equal to two full years’ dividends on such securities), then a majority of Trustees shall be elected exclusively by preferred shareholders, unless preferred shareholders waive this right. In this event the number and/or composition of Trustees constituting the Board shall be adjusted as necessary to permit the holders of such class of preferred shareholders, voting separately as one class (to the exclusion of the holders of all other Shares of the Trust) to elect the number of trustees that, when added to the two trustees elected exclusively by the holders of Preferred Shares, would constitute a simple majority of the Board of Trustees as so adjusted. The Trust and the Board of Trustees shall take all necessary actions, including effecting the removal of trustees or amendment of the Declaration of Trust, to effect an adjustment of the number and/or composition of trustees as described in the preceding sentence. However, if the unpaid dividend condition has been cured, the right to elect a majority of Trustees shall have no future effect.

Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some later time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following any such event or any right to damages on account of such events or any actions taken in connection therewith following his or her resignation or removal.

Section 2. Effect of Death, Resignation, Removal, etc. of a Trustee. The death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of one or more Trustees, or of all of them, shall not operate to dissolve the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1 hereof, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this Declaration of Trust. In the event of the death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of all of the then Trustees, the Trust’s Investment Adviser(s) is (are) empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Section 3. Powers. Subject to the provisions of this Declaration of Trust, the Board of Trustees shall manage the business of the Trust, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Trust. The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may: (1) adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust; (2) fill vacancies in or remove from their number in accordance with this Declaration of Trust or the By-Laws, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; (3) appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees determine; (4) employ one or more custodians of the Trust Property and may authorize such custodians to employ sub-custodians and to deposit all or any part of such Trust Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; (5) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent or administrative services agent, or all of them; (6) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (7) retain one or more Investment Adviser(s); (8) redeem, repurchase and transfer Shares pursuant to applicable law; (9) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 5 of this Declaration of Trust; (10) declare and pay dividends and distributions to Shareholders from the Trust Property; (11) establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or class of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; and (12) in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Board of Trustees and to any agent or employee of the Trust or to any such custodian, transfer, dividend disbursing or shareholder servicing agent, Principal Underwriter or Investment Adviser. Any determination as to what is in the best interests of the Trust made by the Board of Trustees in good faith shall be conclusive.

In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

Any action required or permitted to be taken by the Board of Trustees, or a committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees, or committee thereof, as the case may be, shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees, or committee thereof, as the case may be. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees, or committee thereof, as the case may be.

The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders or partners of the Trustees, shall be expected to devote their full time to the performance of such duties. The Trustees, or any Affiliated shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of any nature and description, independently or with or for the account of others. The Trustees who are not Interested Persons of the Trust shall have the authority to hire employees and to retain advisers and experts necessary to carry out their duties.

Section 4. Payment of Expenses by the Trust. The Board of Trustees is authorized to pay or cause to be paid out of the principal or income of the Trust or any particular Series or class, or partly out of the principal and partly out of the income of the Trust or any particular Series or class, and to charge or allocate the same to, between or among such one or more of the Series or classes that may be established or designated pursuant to Article III, Section 6 of this Declaration of Trust, as it deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or class, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses, fees, charges, taxes and liabilities for the services of the Trust’s officers, employees, Investment Adviser, Principal Underwriter, auditors, counsel, custodian, sub-custodian (if any), transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

Section 5. Ownership of Trust Property. Legal title to all of the Trust Property shall at all times be considered to be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.

Section 6. Service Contracts.

(a) Subject to such requirements and restrictions as may be set forth in the By-Laws and/or the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any corporation, trust, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust’s or a particular Series’ investments, or such other activities as may specifically be delegated to such party.

(b) The Board of Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, including any Affiliate, appointing it or them as the exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Trust or one or more of the Series or classes thereof or for other securities to be issued by the Trust, or appointing it or them to act as the custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust or one or more of the Series or classes thereof.

(c) The Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust or one or more of its Series.

(d) The fact that:

(i) any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, Principal Underwriter, distributor, or Affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or Affiliate of any organization with which an Adviser’s, management or administration contract, or Principal Underwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii) any corporation, trust, association or other organization with which an Adviser’s, management or administration contract or Principal Underwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made also has an Adviser’s, management or administration contract, or Principal Underwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.

(e) Every contract referred to in this Section 6 shall comply with such requirements and restrictions as may be set forth in the By-Laws, the 1940 Act or stipulated by resolution of the Board of Trustees; and any such contract may contain such other terms as the Board of Trustees may determine.

ARTICLE V

Shareholders’ Voting Powers and Meetings.

Section 1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees, including the filling of any vacancies in the Board of Trustees, as provided in Article IV, Section 1 hereof; (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws, the 1940 Act or any registration statement of the Trust filed with the Commission; and (iii) on such other matters as the Board of Trustees may consider necessary or desirable. The Shareholder of record (as of the record date established pursuant to Section 5 of this Article V) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Shareholders may vote Shares in person or by proxy.

Section 2. Meetings. Meetings of the Shareholders may be held within or outside the State of Delaware. Meetings of the Shareholders of the Trust or a Series may be called by the Board of Trustees, Chairman of the Board or the President of the Trust for any lawful purpose, including the purpose of electing Trustees as provided in Article IV, Section 1 hereof. Special meetings of the Shareholders of the Trust or any Series may be called at any time by a majority of the Trustees or the President and shall be called by the Board of Trustees, Chairman or President for any proper purpose upon the written request of Shareholders holding in the aggregate at least a majority of the outstanding Shares entitled to vote, such request specifying the purpose or purposes for which such special meeting is to be called. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c). Shareholders shall be entitled to at least fifteen (15) days’ notice of any meeting.

Section 3. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, thirty-three and one-third percent (33-1/3%) of the Shares present in person or represented by proxy and entitled to vote at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or classes is required, thirty-three and one-third percent (33-1/3%) of the Shares of each such Series or class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders’ meeting of such Series or class. Subject to the provisions of Article III, Section 6(d), Article VIII, Section 4 and any other provision of this Declaration of Trust, the By-Laws or applicable law which requires a different vote: (1) in all matters other than the election of Trustees, the affirmative vote of the majority of votes cast at a Shareholders’ meeting at which a quorum is present shall be the act of the Shareholders; (2) Trustees shall be elected by a plurality of the votes cast at a Shareholders’ meeting at which a quorum is present.

Section 4. Shareholder Action by Written Consent without a Meeting. Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent or the Shareholder’s proxy holders or a transferee of the Shares or a personal representative of the Shareholder or its respective proxy-holder may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary of the Trust.

If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary of the Trust shall give prompt notice of the action taken without a meeting to such Shareholders. This notice shall be given in the manner specified in the By-Laws.

Section 5. Record Dates. For purposes of determining the Shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than one hundred eighty (180) days nor less than seven (7) days before the date of any such meeting. Nothing in this Section 5 shall be construed as precluding the Trustees from setting different record dates for different classes.

If the Board of Trustees does not so fix a record date:

(a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.

(b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action or the seventy-fifth (75th) day before the date of such other action, whichever is later.

For the purpose of determining the Shareholders of any Series or class who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes.

Section 6. Derivative Actions.

(a) No person, other than a Trustee, who is not a Shareholder of a particular Series or class shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Series or class. No Shareholder of a Series or a class may maintain a derivative action on behalf of the Trust with respect to such Series or Class, unless holders of at least ten percent (10%) of the outstanding Shares of the respective Series or class join in the bringing of such derivative action.

(b) In addition to the requirements set forth in Section 3816 of the Delaware Act and subsection (a) above, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Series or class only if the following conditions are met: (i) the Shareholder must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

Section 7. General Direct Actions. No Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares of the respective Series or class join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(i) the Shareholder or Shareholders has obtained authorization from the Trustee to bring such General Direct Action unless an effort to cause the Trustees authorize such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act); and

(ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request.

Section 8. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes, meetings and related matters.

ARTICLE VI

Custodian.

Section 1. Appointment and Duties. The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits consistent with the requirements of the 1940 Act, as amended, as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust:

(a) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and the custodian, if such procedures have been authorized in writing by the Trust;

(b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

(c) to disburse such funds upon orders or vouchers;

and the Trust may also employ such custodian as its agent:

(d) to keep the books and accounts of the Trust or of any Series or class and furnish clerical and accounting services; and

(e) to compute, if authorized to do so by the Trustees, the net asset value of any Series, or class thereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits consistent with the requirements of the 1940 Act, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

Section 2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.

ARTICLE VII

Net Asset Value, Distributions and Redemptions.

Section 1. Determination of Net Asset Value, Net Income and Distributions. Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to fix an initial offering price for the Shares of any Series or class thereof which shall yield to such Series or class not less than the net asset value thereof (except that senior securities, as defined under the 1940 Act, may be priced at a value that is not equal to net asset value), at which price the Shares of such Series or class shall be offered initially for sale, and to determine from time to time thereafter the offering price which shall yield to such Series or class not less than the net asset value thereof (except that senior securities, as defined under the 1940 Act, may be priced at a value that is not equal to net asset value) from sales of the Shares of such Series or class; provided, however, that no Shares of a Series or class thereof shall be issued or sold for consideration which shall yield to such Series or class less than the net asset value (except that senior securities, as defined under the 1940 Act, may be priced at a value that is not equal to net asset value) of the Shares of such Series or class next determined after the receipt of the order (or at such other times set by the Board of Trustees), except in the case of Shares of such Series or class issued in payment of a dividend properly declared and payable.

Subject to Article III, Section 6 hereof, the Board of Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Board of Trustees such bases and time for determining the per Share or net asset value of the Shares of any Series or net income attributable to the Shares of any Series, or the declaration and payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

Section 2. Redemptions at the Option of a Shareholder. Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time, or otherwise determined by the Board of Trustees by resolution or written consent:

(a) The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Board of Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws and applicable law. Payment for said Shares shall be made by the Trust to the Shareholder within the number of days determined by the Trustees after the date on which the request is received in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the New York Stock Exchange is restricted or during any National Financial Emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Board of Trustees. If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

(b) Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act shall receive cash. Shareholders shall bear the expenses of in kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

(c) Payment for Shares so redeemed by the Trust shall be made by the Trust as provided above within the number of days determined by the Trustees after the date on which the request is received in good order; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such period. Moreover, redemptions may be suspended in the event of a National Financial Emergency. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(d) The right of Shareholders to receive dividends or other distributions on Shares may be set forth in a plan adopted by the Board of Trustees and amended from time to time. The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares, shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.

Section 3. Redemptions at the Option of the Trust. The Board of Trustees may, from time to time, without the vote or consent of the Shareholders, and subject to the 1940 Act, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established by the Board of Trustees.

ARTICLE VIII

Compensation and Limitation of Liability of Officers and Trustees; Fiduciary Duties.

Section 1. Compensation. Except as set forth in the last sentence of this Section 1, the Board of Trustees may, from time to time, fix a reasonable amount of compensation to be paid by the Trust to the Trustees and officers of the Trust. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2. Indemnification and Limitation of Liability.

(a) To the fullest extent that limitations on the liability of Trustees and officers are permitted by the Delaware Act, the officers and Trustees shall not be responsible or liable in any event for any act or omission of: any agent or employee of the Trust; any Investment Adviser or Principal Underwriter of the Trust; or with respect to each Trustee and officer, the act or omission of any other Trustee or officer, respectively. The Trust, out of the Trust Property, shall indemnify, defend and hold harmless each and every officer and Trustee from and against any and all claims and demands whatsoever arising out of or related to such officer’s or Trustee’s performance of his or her duties as an officer or Trustee of the Trust. This limitation on liability applies to events occurring at the time a Person serves as a Trustee or officer of the Trust whether or not such Person is a Trustee or officer at the time of any proceeding in which liability is asserted. Nothing herein contained shall indemnify, hold harmless or protect any officer or Trustee from or against any liability to the Trust or any Shareholder to which such Person would otherwise be subject by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person’s office.

(b) Every note, bond, contract, instrument, certificate or undertaking and every other act or document whatsoever issued, executed or done by or on behalf of the Trust, the officers or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in such Person’s capacity as Trustee and/or as officer, and such Trustee or officer, as applicable, shall not be personally liable therefor, except as described in the last sentence of Section 2(a) of this Article VIII.

(c) The foregoing provisions shall not limit or alter any other rights to indemnification that the Trustees or the officers may be entitled to, including any separate indemnification arrangements with the Trust.

Section 3. Officers and Trustees’ Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. An officer or Trustee shall be liable to the Trust and to any Shareholder solely for such officer’s or Trustee’s own willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such officer or Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 4. Insurance. To the fullest extent permitted by applicable law, the officers and Trustees shall be entitled and have the authority to purchase with Trust Property, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person’s capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Person against such liability under the provisions of this Article.

Section 5. Fiduciary Duties. Except where a different standard is expressly provided for in this Declaration of Trust or in the Delaware Act (including, without limitation, the meaning of “independent trustee” under the Delaware Act), the Trustees shall have the same fiduciary duties as directors of corporations authorized to issue stock under the General Corporation Law of the State of Delaware.

ARTICLE IX

Miscellaneous.

Section 1. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any actions made or to be made by the Trustees.

Section 2. Dissolution of Trust or Series. Unless dissolved as provided herein, the Trust shall have perpetual existence. The Trust may be dissolved at any time by vote of a majority of the Shares of the Trust entitled to vote or by the Board of Trustees by written notice to the Shareholders. Any Series may be dissolved at any time by vote of a majority of the Shares of that Series or by the Board of Trustees by written notice to the Shareholders of that Series.

Upon dissolution of the Trust (or a particular Series, as the case may be), the Trustees shall (in accordance with § 3808 of the Delaware Act) pay or make reasonable provision to pay all claims and obligations of each Series (or the particular Series, as the case may be), including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets held with respect to each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of such Series, ratably according to the number of Shares of such Series held by the several Shareholders on the record date for such dissolution distribution.

Section 3. Merger and Consolidation; Conversion.

(a) Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series, may, by act of a majority of the Board of Trustees, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust, which would otherwise require the approval of such Shareholders. Additionally, preferred shareholders, voting as a single class are required to approve by majority vote (i.e. a Majority Shareholder Vote as applied only to preferred shares), a merger or consolidation that adversely affects Preferred Shares (significantly reduces, or is expected to reduce, the market price of Preferred Shares). In accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation may affect any amendment to this Declaration of Trust or the By-Laws or affect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Act.

(b) Conversion. A majority of the Board of Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act; (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 3 of this Article IX, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the “vote of a majority of the outstanding voting securities,” as such phrase is defined in the 1940 Act, of the Trust or Series, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof).

Section 4. Reorganization. A majority of the Board of Trustees may, without the vote or consent of the Shareholders, cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all or substantially all of the assets associated with any one or more Series, to another trust, business trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with each Series the assets of which are so transferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no assets associated with any particular Series shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the “vote of a majority of the outstanding voting securities,” as such phrase is defined in the 1940 Act, of that Series. Additionally, preferred shareholders, voting as a single class are required to approve by majority vote (i.e. a Majority Shareholder Vote as applied only to preferred shares), a reorganization that adversely affects Preferred Shares (significantly reduces, or is expected to reduce, the market price of Preferred Shares). Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have so been sold, conveyed and transferred) ratably among the Shareholders of the Series the assets associated with which have been so sold, conveyed and transferred (giving due effect to the differences among the various classes within each such Series); and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

Section 5. Amendments. Subject to the provisions of the second paragraph of this Section 5 of this Article IX, this Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then Board of Trustees and, if required, by approval of such amendment by Shareholders in accordance with Article V, Section 3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

Notwithstanding the above, the Board of Trustees expressly reserves the right to amend or repeal any provisions contained in this Declaration of Trust or the Certificate of Trust, in accordance with the provisions of this Section 5, and all rights, contractual and otherwise, conferred upon Shareholders are granted subject to such reservation. The Board of Trustees further expressly reserves the right to amend or repeal any provision of the By-Laws pursuant to Article VI of the By-Laws.

Section 6. Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Trust where any Shareholder may inspect it. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7. Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 8. Provisions in Conflict with Law or Regulations.

(a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the Delaware Act, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 9. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, and thereby to create the relationship of trustee and beneficial owners within the meaning of the Delaware Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 10. Fiscal Year. The fiscal year of the Trust shall end on December 31 (or on the date of a final distribution made in accordance with Article IX of this Declaration of Trust), provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

Section 11. Exclusive Delaware Jurisdiction. Each Trustee, each officer, each Shareholder and each Person beneficially owning an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust or its business and affairs, the Delaware Act, this Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement (including, without limitation, any investment management agreement) or certificate contemplated by any provision of the Act, the Declaration of Trust or the Bylaws relating in any way to the Trust or (F) the federal securities laws of the United States, including, without limitation, the Investment Company Act of 1940, as amended, or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought, unless the Trust, in its sole discretion, consents in writing to an alternative forum, in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

ARTICLE X

Preferred Appendix.

FLAT ROCK OPPORTUNITY FUND

STATEMENT OF RIGHTS AND PREFERENCES

OF

6.00% SERIES A CUMULATIVE TERM PREFERRED SHARES due 2029

Flat Rock Opportunity Fund, a Delaware statutory trust (the “Trust”), hereby states that:

The Trust has (i) classified an unlimited number of shares as authorized but unissued preferred shares of the Trust, par value $0.001 per share; (ii) approved the designation and issuance by the Trust of up to 2,000 shares of 6.00% Series A Cumulative Preferred Shares, par value $0.001 per share; and (iii) the preferences, rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications, and terms and conditions of redemption of the Trust’s 6.00% Series A Cumulative Preferred Shares, par value $0.001 per share, as set by the Board, are as follows.

DESIGNATION

6.00% Series A Cumulative Preferred Shares: A series of 2,000 preferred shares, par value $0.001 per share, liquidation preference $10,000 per share, is hereby designated “6.00% Series A Cumulative Preferred Shares” (the “Series A Preferred Shares”). Each Series A Preferred Share may be issued on a date to be determined by the Board of Trustees or its delegates and as are set forth in this Statement of Rights and Preferences; and shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Governing Documents applicable to preferred shares of the Trust (“Preferred Shares”), as are set forth in this Statement of Rights and Preferences. The Series A Preferred Shares shall constitute a separate series of Preferred Shares.

This Statement of Rights and Preferences sets forth the rights, powers, preferences, and privileges of the holders of the Series A Preferred Shares and the provisions set forth herein shall operate either as additions to or modifications of the rights, powers, preferences, and privileges of the holders of the Series A Preferred Shares under the Declaration (as defined herein), as the context may require. To the extent the provisions set forth herein conflict with the provisions of the Declaration with respect to any such rights, powers, preferences, and privileges, this Statement of Rights and Preferences shall control. Except as contemplated by the immediately preceding sentence, the Declaration shall control as to the Trust generally and the rights, powers, preferences, and privileges of the other shareholders of the Trust.

PART I

DEFINITIONS

Unless the context or use indicates another or different meaning or intent, each of the following terms when used in this Statement of Rights and Preferences shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“Adviser” means Flat Rock Global, LLC or such other Person as shall be serving as the investment adviser of the Trust.

“Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all Outstanding Series A Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock/shares or repurchase of its common stock/shares), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays, or holidays) next preceding the time of such determination.

“Board of Trustees” means the Board of Trustees of the Trust or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means a day on which the New York Stock Exchange is open for trading and that is neither a Saturday nor a Sunday.

“By-Laws” means the By-Laws of the Trust, as further amended from time to time.

“Common Shares” means the non-senior Shares of beneficial interest, par value $0.001 per share, of the Trust.

“Date of Original Issue” means October 27, 2021 with respect to the Series A Preferred Shares, and for the purposes of this Statement of Rights and Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Declaration” means the Second Amended and Restated Agreement and Declaration of Trust, and as further amended, supplemented or restated from time to time (including by this Statement of Rights and Preferences or by way of any other supplement or Statement of Rights and Preferences authorizing or creating a class of shares of beneficial interest in the Trust).

“Deposit Assets” means cash, Short Term Money Market Instruments and U.S. Government Obligations. Each Deposit Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

“Dividend Disbursing Agent” means, with respect to the Series A Preferred Shares, U.S. Bank, N.A. and its successors or any other dividend disbursing agent appointed by the Trust and, with respect to any other class or series of Preferred Shares, the Person appointed by the Trust as dividend disbursing or paying agent with respect to such class or series.

“Dividend Payment Date” means with respect to the Series A Preferred Shares, any date on which dividends and distributions declared by, or under authority granted by, the Board of Trustees thereon are payable pursuant to the provisions of paragraph 2(a) of Part II of this Statement of Rights and Preferences and shall for the purposes of this Statement of Rights and Preferences have a correlative meaning with respect to any other class or series of Preferred Shares.

“Dividend Period” shall have the meaning set forth in paragraph 2(a) of Part II hereof, and for the purposes of this Statement of Rights and Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Governing Documents” means the Declaration and the By-Laws.

“Liquidation Preference” shall, with respect to the Series A Preferred Shares, have the meaning set forth in paragraph 3(a) of Part II hereof, and for the purposes of this Statement of Rights and Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Market Value” means the amount determined by the Trust with respect to specific assets in accordance with valuation policies adopted from time to time by the Board of Trustees as being in compliance with the requirements of the 1940 Act.

“Notice of Redemption” shall have the meaning set forth in paragraph 4(c)(i) of Part II hereof.

“Outstanding” means, as of any date, Preferred Shares theretofore issued by the Trust except:

(a)	any such Preferred Share theretofore cancelled by the Trust or delivered to the Trust for cancellation;

(b)	any such Preferred Share as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Trust in trust for, or have been irrevocably deposited with the relevant disbursing agent for payment to, the holder of such share pursuant to this Statement of Rights and Preferences with respect thereto; and

(c)	any such Preferred Share in exchange for or in lieu of which other shares have been issued and delivered.

Notwithstanding the foregoing, for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Shares as to which the Trust or any subsidiary of the Trust is the holder will be disregarded and deemed not Outstanding.

“Person” means and includes an individual, a partnership, the Trust, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means all series of the preferred shares, par value $0.001 per share, of the Trust, and includes the Series A Preferred Shares.

“Record Date” shall have the meaning set forth in paragraph 2(a) of Part II hereof, and for the purposes of this Statement of Rights and Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Redemption Price” has the meaning set forth in paragraph 4(a) of Part II hereof, and for the purposes of this Statement of Rights and Preferences shall have a correlative meaning with respect to any other class or series of Preferred Shares.

“Series A Preferred Shares” means the 6.00% Series A Cumulative Preferred Shares, par value $0.001 per share, of the Trust.

“Series A Asset Coverage Cure Date” means, with respect to the failure by the Trust to maintain Asset Coverage (as required by paragraph 6(a)(i) of Part II hereof) as of the last Business Day of each month, the shorter of (i) the Business Day immediately prior to the declaration of a dividend or distribution on Common Shares, or (ii) the Business Day immediately prior to a notice of offer to repurchase Common Shares, including pursuant to Rule 23c-3 under the 1940 Act.

“Short Term Money Market Instruments” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days:

(i)	commercial paper rated A-1 or higher or deemed to be of comparable quality by the Adviser;

(ii)	demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

(iii)	overnight funds; and

(iv)	U.S. Government Obligations.

“Trust” means Flat Rock Opportunity Fund, a Delaware statutory trust.

“U.S. Government Obligations” means direct obligations of the United States or obligations issued by its agencies or instrumentalities and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Valuation Date” means such date as the context indicates.

“Voting Period” shall have the meaning set forth in paragraph 5(b) of Part II hereof.

PART II

6.00% SERIES A CUMULATIVE TERM PREFERRED SHARES due 2029

1. Number of Shares; Ranking.

(a)	The initial number of authorized Shares constituting the Series A Preferred Shares to be issued is 2,000. No fractional Series A Preferred Shares shall be issued.

(b)	Series A Preferred Shares which at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

(c)	The Series A Preferred Shares shall rank on a parity with any other series of Preferred Shares as to the payment of dividends, distributions and liquidation preference to which such Shares are entitled.

(d)	No holder of Series A Preferred Shares shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any Preferred Shares or Common Shares or other securities of the Trust which it may hereafter issue or sell.

2. Dividends and Distributions.

(a)	Holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 6.00% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months, i.e. 1.50% per quarter) of the Liquidation Preference on the Series A Preferred Shares and no more, payable quarterly on December 15, March 15, June 15 and September 15 in each year (each a “Dividend Payment Date”) commencing on December 15, 2021 (or, if any such day is not a Business Day, then on the next succeeding Business Day without any additional payment for the delay in payment). Dividends and distributions will be payable to holders of record of Series A Preferred Shares as they appear on the share register of the Trust at the close of business on the preceding Business Day (each, a “Record Date”) in preference to dividends and distributions on Common Shares and any other capital shares of the Trust ranking junior to the Series A Preferred Shares in payment of dividends and distributions. Dividends and distributions on Series A Preferred Shares that were originally issued on the Date of Original Issue shall accumulate from the Date of Original Issue. Dividends and distributions on all other Series A Preferred Shares shall accumulate from (i) the date on which such shares are originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such shares are originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such shares are originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after the issuance of such shares) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series A Preferred Shares may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Trustees.

(b)	(i) No full dividends or distributions shall be declared or paid on Series A Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all series of Preferred Shares ranking on a parity with the Series A Preferred Shares as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all such Outstanding Preferred Shares, any dividends and distributions being paid on such Preferred Shares (including the Series A Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Preferred Shares on the relevant Dividend Payment Date. No holders of Series A Preferred Shares shall be entitled to any dividends or distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and distributions as provided in this paragraph 2(b)(i) on Series A Preferred Shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any Series A Preferred Shares that may be in arrears.

(ii) For so long as Series A Preferred Shares are Outstanding, the Trust shall not pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares, or options, warrants or rights to subscribe for or purchase Common Shares or other shares, if any, ranking junior to the Series A Preferred Shares as to dividends and distribution of assets upon liquidation) in respect of the Common Shares or any other shares of the Trust ranking junior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation, or (except as required under Rule 23c-3 under the 1940 Act) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other shares of the Trust ranking junior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for shares of the Trust ranking junior to the Series A Preferred Shares as to dividends and distribution of assets upon liquidation), unless, in each case, all cumulative dividends and distributions on all Series A Preferred Shares due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend Disbursing Agent) and the Trust has redeemed the full number of Series A Preferred Shares to be redeemed mandatorily pursuant to any provision contained herein for mandatory redemption.

(iii) Any dividend payment made on the Series A Preferred Shares shall first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

(c)	Not later than the Business Day immediately preceding each Dividend Payment Date, the Trust shall deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to pay the dividends and distributions that are payable on such Dividend Payment Date, which Deposit Assets shall mature (if such assets constitute debt securities or time deposits) on or prior to such Dividend Payment Date. The Trust may direct the Dividend Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

3. Liquidation Rights.

(a)	In the event of any liquidation, dissolution, or winding up of the affairs of the Trust, whether voluntary or involuntary, the holders of Series A Preferred Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Shares or any other shares of the Trust ranking junior to the Series A Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $10,000.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Trust, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Trust.

(b)	If, upon any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the holders of all Outstanding Series A Preferred Shares, and any other Outstanding class or series of Preferred Shares ranking on a parity with the Series A Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series A Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the holders of Series A Preferred Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series A Preferred Shares, no dividends or distributions will be made to holders of the Common Shares or any other shares of the Trust ranking junior to the Series A Preferred Shares as to liquidation.

4. Redemption.

The Series A Preferred Shares shall be redeemed by the Trust as provided below:

(a)	Mandatory Redemptions.

I.	If the Trust is required to redeem any Preferred Shares (which may include Series A Preferred Shares) pursuant to paragraphs 6(b) or 6(c) of Part II hereof, then the Trust shall, to the extent permitted by the 1940 Act and Delaware law, by the close of business on a Series A Asset Coverage Cure Date (a “Cure Date”), as the case may be, fix a redemption date that is on or before the Cure Date and proceed to redeem shares as set forth in paragraph 4(c) hereof; provided, however, that the Trust may fix a redemption date that is after the Cure Date, with respect to a Rule 23c-3 repurchase, if the Board of Trustees determines in good faith that extraordinary market conditions exist as a result of which disposal by the Trust of securities owned by it is not reasonably practicable, or is not reasonably practicable at fair value, (i.e., as contemplated under Rule 23c-3, for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets). On such redemption date, the Trust shall redeem, out of funds legally available therefor, (i) the number of Preferred Shares, which, to the extent permitted by the 1940 Act and Delaware law, at the option of the Trust may include any proportion of Series A Preferred Shares or any other series of Preferred Shares, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such Cure Date, would have resulted in the Trust having Asset Coverage equal to or greater than the, as the case may be, immediately prior to the opening of business on such Cure Date or (ii) if such Asset Coverage equal to or greater than the, as the case may be, cannot be so restored, all of the Outstanding Series A Preferred Shares, at a price equal to $10,000.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Trust) through the date of redemption (the “Redemption Price”).

In the event that Preferred Shares are redeemed pursuant to paragraphs 6(b) or 6(c) of Part II hereof, the Trust may, but is not required to, redeem an additional number of Series A Preferred Shares pursuant to this paragraph 4(a) which, in the event that all of the Series A Preferred Shares then Outstanding are required to be redeemed pursuant to paragraph 6 of Part II hereof, the Trust shall redeem such shares at the Redemption Price and proceed to do so as set forth in paragraph 4(c) hereof.

II.	If for any reason the Trust is no longer registered as an investment company under the 1940 Act, the Trust shall within ten business days redeem pursuant to a Redemption Notice as described in paragraph 4(c) of Part II hereof, all then outstanding Series A Preferred Shares, at a price equal to $10,000.00 per Share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Trust) through the date of redemption.

III.	In all circumstances, all remaining Series A Preferred Shares shall be redeemed by December 15, 2029 (or the next business day) at the then current Redemption Price.

(b)	Redemptions at Option of Trust.

Series A Preferred Shares are subject to optional redemption by the Trust at the discretion of the Board on October 27, 2022, and then at any time upon Notice of Redemption to redeem the Series A Preferred Shares in whole or in part at the then current Redemption Price per share, which notice shall specify a redemption date of not fewer than 10 days nor more than 40 days after the date of such notice.

(c) Procedures for Redemption.

(i)	If the Trust shall determine to, or be required to, redeem Series A Preferred Shares pursuant to this paragraph 4, it shall mail a written notice of redemption (“Notice of Redemption”) with respect to such redemption by email or first class mail to each holder of the shares to be redeemed at such holder’s address as the same appears on the share register of the Trust on the close of business on such date as the Board of Trustees or its delegatee may determine, which date shall not be earlier than the second Business Day prior to the date upon which such Notice of Redemption is mailed to the holders of Series A Preferred Shares. Each such Notice of Redemption shall state:

(A)	the redemption date as established by the Board of Trustees or its delegatee;

(B)	the number of Series A Preferred Shares to be redeemed;

(C)	the CUSIP number(s) of such shares (if any);

(D)	the Redemption Price (specifying the amount of accumulated dividends and distributions to be included therein);

(E)	the place or places where the certificate(s) (if any) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees or its delegatee shall so require and the Notice of Redemption shall so state), are to be surrendered for payment in respect of such redemption;

(F)	that dividends and distributions on the shares to be redeemed will cease to accrue on such redemption date;

(G)	the provisions of this paragraph 4 under which such redemption is made; and

(H)	in the case of a redemption pursuant to paragraph 4(b), any conditions precedent to such redemption.

If fewer than all Series A Preferred Shares held by any holder are to be redeemed, the Notice of Redemption mailed to such holder also shall specify the number or percentage of shares to be redeemed from such holder. No defect in the Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

(ii)	If the Trust shall give a Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Notice of Redemption (so long as any conditions precedent to such redemption have been met) or, if the Dividend Disbursing Agent so agrees, another date not later than the redemption date, the Trust shall (A) deposit with the Dividend Disbursing Agent Deposit Assets that shall mature (if such assets constitute debt securities or time deposits) on or prior to such redemption date having an initial combined value sufficient to effect the redemption of the Series A Preferred Shares to be redeemed and (B) give the Dividend Disbursing Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Shares called for redemption on the redemption date. The Trust may direct the Dividend Disbursing Agent with respect to the investment of any Deposit Assets so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Trust shall default in making payment of the Redemption Price), all rights of the holders of the Series A Preferred Shares so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such shares shall no longer be deemed Outstanding for any purpose. The Trust shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate Redemption Price of the Series A Preferred Shares called for redemption on such date and any remaining Deposit Assets. Any assets so deposited that are unclaimed shall, to the extent permitted by law, be repaid to the Trust, after which the holders of the Series A Preferred Shares so called for redemption shall look only to the Trust for payment of the Redemption Price thereof. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Assets so deposited.

(iii)	On or after the redemption date, each holder of Series A Preferred Shares that are subject to redemption shall surrender such shares (or be deemed to have surrendered such shares) to the Trust as instructed in the Notice of Redemption and shall then be entitled to receive the cash Redemption Price, without interest.

(iv)	In the case of any redemption of less than all of the Series A Preferred Shares pursuant to this Statement of Rights and Preferences, such redemption shall be made pro rata from each holder of Series A Preferred Shares in accordance with the respective number of shares held by each such holder on the record date for such redemption.

(v)	Notwithstanding the other provisions of this paragraph 4, the Trust shall not redeem any Series A Preferred Shares unless all accumulated and unpaid dividends and distributions on all Outstanding Series A Preferred Shares and other Preferred Shares ranking on a parity with the Series A Preferred Shares with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by the Trust) shall have been or are contemporaneously paid or declared and Deposit Assets for the payment of such dividends and distributions shall have been deposited with the Dividend Disbursing Agent as set forth in paragraph 2(c) of Part II hereof, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding Preferred Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding Series A Preferred Shares.

If the Trust shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the Series A Preferred Shares or other Preferred Shares designated to be redeemed on any redemption date, the Trust shall redeem on such redemption date the number of Series A Preferred Shares and other Preferred Shares so designated as it shall have legally available funds, or is otherwise able, to redeem ratably on the basis of the Redemption Price from each holder whose shares are to be redeemed, and the remainder of the Series A Preferred Shares and other Preferred Shares designated to be redeemed shall be redeemed on the earliest practicable date on which the Trust shall have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon Notice of Redemption.

(d)	Redemptions at Option of Holders

Upon notice of any material amendment, alteration, addition to, or repeal of the any provision of this Statement of Rights and preferences (regardless of whether it is deemed to, in the aggregate, adversely affect the rights and preferences of the holders of the Series A Preferred Shares), the holders of the Series A Preferred Shares may redeem the all or a portion of the Series A Preferred Shares upon not less than two business days’ notice to the Trust (a “Holder Redemption Notice”). Upon delivery of a Holder Redemption Notice, the Trust and the holders shall follow the procedures for redemption described in described in paragraph 4(c) of this Part II.

5.	Voting Rights.

(a)	General.

Except as otherwise provided in the Governing Documents or a resolution of the Board of Trustees, or as required by applicable law, holders of Series A Preferred Shares shall have no power to vote on any matter except matters submitted to a vote of the Common Shares. In any matter submitted to a vote of the holders of the Common Shares, each holder of Series A Preferred Shares shall be entitled to one vote for each Series A Preferred Share held and the holders of the Outstanding Preferred Shares, including Series A Preferred Shares, and the Common Shares shall vote together as a single class; provided, however, that the holders of the Outstanding Preferred Shares, including Series A Preferred Shares, shall be entitled, as a separate class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect two of the Trust’s trustees. Subject to paragraph 5(b) of Part II hereof, the holders of the outstanding capital shares of the Trust, including the holders of the Outstanding Preferred Shares, including the Series A Preferred Shares, voting as a single class, shall elect the balance of the trustees.

(b)	Right to Elect Majority of Board of Trustees.

During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number and/or composition of trustees constituting the Board of Trustees shall be automatically adjusted as necessary to permit the holders of Outstanding Preferred Shares, including the Series A Preferred Shares, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust) to elect the number of trustees that, when added to the two trustees elected exclusively by the holders of Preferred Shares pursuant to paragraph 5(a) above (if any), would constitute a simple majority of the Board of Trustees as so adjusted. The Trust and the Board of Trustees shall take all necessary actions, including effecting the removal of trustees or amendment of the Declaration, to effect an adjustment of the number and/or composition of trustees as described in the preceding sentence. A Voting Period shall commence:

(i)	if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series A Preferred Shares equal to at least two full years’ dividends and distributions shall be due and unpaid and sufficient Deposit Assets shall not have been deposited with the Dividend Disbursing Agent for the payment of such accumulated dividends and distributions; or

(ii)	if at any time holders of any other Preferred Shares are entitled to elect a majority of the trustees of the Trust under the 1940 Act or Statement of Rights and Preferences creating such shares.

Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph 5(b).

(c)	Right to Vote with Respect to Certain Other Matters.

Subject to paragraph 1 of Part III of this Statement of Rights and Preferences, so long as any Series A Preferred Shares are Outstanding, the Trust shall not, without the affirmative vote of the holders of a majority (as defined in the 1940 Act) of the Preferred Shares Outstanding at the time, voting separately as one class, amend, alter or repeal the provisions of this Statement of Rights and Preferences so as to in the aggregate adversely affect the rights and preferences set forth in any Statement of Rights and Preferences, including the Series A Preferred Shares (significantly reduces, or is expected to reduce, the market price of Preferred Shares). To the extent permitted under the 1940 Act, in the event that more than one series of Preferred Shares are Outstanding, the Trust shall not effect any of the actions set forth in the preceding sentence which in the aggregate adversely affects the rights and preferences set forth in the Statement of Rights and Preferences for a series of Preferred Shares (significantly reduces, or is expected to reduce, the market price of Preferred Shares) differently than such rights and preferences for any other series of Preferred Shares without the affirmative vote of the holders of at least a majority of the Preferred Shares Outstanding of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently). The holders of the Series A Preferred Shares shall not be entitled to vote on any matter that affects the rights or interests of only one or more other series of Preferred Shares. Unless a higher percentage is required under the Governing Documents or applicable provisions of the Delaware Statutory Trust Act or the 1940 Act, the affirmative vote of the holders of a majority of the Outstanding Preferred Shares, including Series A Preferred Shares, voting together as a single class, will be required to approve any plan of reorganization adversely affecting the Preferred Shares (significantly reduces, or is expected to reduce, the market price of Preferred Shares) or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. For purposes of this paragraph 5(c), the phrase “vote of the holders of a majority of the Outstanding Preferred Shares” (or any like phrase) shall mean, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the shareholders of the Trust duly called (i) of 67 percent or more of the Preferred Shares present at such meeting, if the holders of more than 50 percent of the Outstanding Preferred Shares are present or represented by proxy; or (ii) of more than 50 percent of the Outstanding Preferred Shares, whichever is less. The class vote of holders of Preferred Shares described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and Preferred Shares, including Series A Preferred Shares, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized Preferred Shares pursuant to the Governing Documents or the issuance of additional shares of any series of Preferred Shares (including Series A Preferred Shares) pursuant to the Governing Documents shall not in and of itself be considered to adversely affect the rights and preferences of the Preferred Shares.

(d)	Voting Procedures.

(i)	As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph 5(b) above, the Trust shall call a special meeting of such holders and instruct an agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 7 nor more than 40 days after the date of mailing of such notice. If the Trust fails to send such notice to an agent or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other date as the Board of Trustees shall determine. At any such special meeting and at each meeting held during a Voting Period, such holders of Preferred Shares, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph 5(b) above on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

(ii)	For purposes of determining any rights of the holders of Series A Preferred Shares to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by this Statement of Rights and Preferences, by the other provisions of the Governing Documents, by statute or otherwise, any Series A Preferred Share which is not Outstanding shall not be counted.

(iii)	The terms of office of all persons who are trustees of the Trust at the time of a special meeting of holders of Preferred Shares to elect trustees and who remain trustees following such meeting shall continue, notwithstanding the election at such meeting by such holders of the number of trustees that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent trustees elected by the holders of Preferred Shares (if any) and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv)	Upon the expiration of a Voting Period, the terms of office of the additional trustees elected by the holders of Preferred Shares pursuant to paragraph 5(b) above shall expire at the earliest time permitted by law and the remaining trustees shall constitute the trustees of the Trust and the voting rights of such holders of Preferred Shares, including Series A Preferred Shares, to elect additional trustees pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b). Upon the expiration of the terms of the trustees elected by the holders of Preferred Shares pursuant to paragraph 5(b) above, the number of trustees shall be automatically reduced to the number of trustees on the Board immediately preceding such Voting Period.

(e)	Exclusive Remedy.

Unless otherwise required by law, the holders of Series A Preferred Shares shall not have any rights or preferences other than those specifically set forth herein. The holders of Series A Preferred Shares shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends and distributions on the Series A Preferred Shares, the exclusive remedy of the holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 5.

6. Coverage Tests.

(a)	Determination of Compliance.

For so long as any Series A Preferred Shares are Outstanding, the Trust shall make the following determinations:

(i)	Asset Coverage. The Trust shall have Asset Coverage prior to making dividend payments to or disbursements to, or repurchasing Common Shares.

(b)	Failure to Meet Asset Coverage.

If the Trust fails to have Asset Coverage as provided in paragraph 6(a)(i) hereof and such failure is not promptly cured (i.e. within five Business Days, the “Cure Date”) as of the related Series A Asset Coverage Cure Date, (i) the Trust shall give a Notice of Redemption as described in paragraph 4 of Part II hereof with respect to the redemption of a sufficient number of Preferred Shares, which at the Trust’s determination (to the extent permitted by the 1940 Act and Delaware law) may include any proportion of Series A Preferred Shares, to enable it to meet the requirements of paragraph 6(a)(i) above, and, at the Trust’s discretion, such additional number of Series A Preferred Shares or other Preferred Shares in order that the Trust have Asset Coverage with respect to the Series A Preferred Shares and any other Preferred Shares remaining Outstanding after such redemption and (ii) deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to effect the redemption of the Series A Preferred Shares or other Preferred Shares to be redeemed, as contemplated by paragraph 4 of Part II hereof.

(c)	Status of Shares Called for Redemption.

For purposes of determining whether the requirements of paragraphs 6(a)(i) and 6(a)(ii) hereof are satisfied, (i) no Series A Preferred Share shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Dividend Disbursing Agent (or applicable paying agent) and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Dividend Disbursing Agent (or paying agent) shall not be included.

7.	Limitation on Incurrence of Additional Indebtedness and Issuance of Additional Preferred Shares

(a)	So long as any Series A Preferred Shares are Outstanding, the Trust may issue and sell one or more series of a class of senior securities of the Trust representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that, immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Trust shall have an “asset coverage” for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Trust then outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Trust upon the distribution of the assets of the Trust or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Trust then in effect, shall not be considered to be indebtedness limited by this paragraph 8(a).

(b)	So long as any Series A Preferred Shares are Outstanding, the Trust may issue and sell shares of one or more other series of Preferred Shares constituting a series of a class of senior securities of the Trust representing stock under Section 18 of the 1940 Act in addition to the Series A Preferred Shares and other Preferred Shares then Outstanding, provided that (i) the Trust shall, immediately after giving effect to the issuance of such additional Preferred Shares and to its receipt and application of the proceeds thereof, including, without limitation, to the redemption of Preferred Shares for which a Notice of Redemption has been mailed prior to such issuance, have an “asset coverage” for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the sum of the Liquidation Preference of the Series A Preferred Shares and all other Preferred Shares then Outstanding, and (ii) no such additional Preferred Shares shall have any preference or priority over any other Preferred Shares upon liquidation or the distribution of the assets of the Trust or in respect of the payment of dividends.

PART III

ABILITY OF THE BOARD OF TRUSTEES TO MODIFY

THE STATEMENT OF RIGHTS AND PREFERENCES

The Board of Trustees, without further action by the shareholders, may amend, alter, add to, or repeal any provision of this Statement of Rights and Preferences if such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any series of the Preferred Shares (significantly reduces, or is expected to reduce, the market price of Preferred Shares). To the extent permitted by law, the Board of Trustees or its delegatee, without the vote of the holders of the Series A Preferred Shares or any other shares of the Trust, may amend the provisions of this Statement of Rights and Preferences to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series A Preferred Shares (significantly reduces, or is expected to reduce, the market price of Series A Preferred Shares). In all cases, the holders of the Series A Preferred Shares shall be provided at least ten business days’ notice of any such change contemplated by this Part III.

[signature page follows]

IN WITNESS WHEREOF, the Trustees named below hereby make and enter into this Declaration of Trust as of the date first above written.

Trustee	Signature

Robert K. Grunewald	/s/ Robert K. Grunewald

R. Scott Coolidge	/s/ R. Scott Coolidge

Marshall Durston	/s/ Marshall Durston